[Letterhead of Prickett, Jones, Elliott & Kristol]



                                  April 2, 1999

Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts  01760-1537

BSC Capital Trust
BSC Capital Trust II
BSC Capital Trust III
c/o Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts  01760-1537


     RE: BSC Capital Trust, BSC Capital Trust II, and BSC Capital Trust III

Ladies and Gentlemen:

         We have acted as special Delaware counsel for Boston Scientific Corporation, a Delaware corporation (the "Company"), BSC Capital Trust, a Delaware business trust ("BSC I"), BSC Capital Trust II, a Delaware business trust ("BSC II"), and BSC Capital Trust III, a Delaware business trust ("BSC III" and together with BSC I and BSC II, the "Trusts") in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

         (a) The Certificate of Trust of BSC I (the "BSC I Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 25, 1998;

         (b) The Certificate of Trust of BSC II (the "BSC II Certificate"), as filed with the Secretary of State on September 29, 1998;

         (c) The Certificate of Trust of BSC III (the "BSC III Certificate"), as filed


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Boston Scientific Corporation                                       April 2 1999
BSC Capital Trust                                                   Page 2
BSC Capital Trust II
BSC Capital Trust III


with the Secretary of State on September 29, 1998;

         (d) The Declaration of Trust of BSC I, dated as of September 25, 1998, among the Company and the trustees of BSC I named therein;

         (e) The Declaration of Trust of BSC II, dated as of September 29, 1998, among the Company and the trustees of BSC II named therein;

         (f) The Declaration of Trust of BSC III, dated as of September 29, 1998, among the Company and the trustees of BSC III named therein;

         (g) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus (the "Prospectus"), relating to the undivided beneficial interests in the assets of BSC I (each, an "BSC I Preferred Security" and collectively, the "BSC I Preferred Securities"), the undivided beneficial interests in the assets of BSC II (each, an "BSC II Preferred Security" and collectively, the "BSC II Preferred Securities"), and the undivided beneficial interests in the assets of BSC III (each, an "BSC III Preferred Security" and collectively, the "BSC III Preferred Securities"), as filed by the Company, BSC I, BSC II and BSC III with the Securities and Exchange Commission on September 30, 1998;

         (h) A form of Amended and Restated Declaration of Trust of BSC I, to be entered into among the Company, the trustees of BSC I named therein, and the holders, from time to time, of undivided beneficial interests in BSC I (the "BSC I Declaration");

         (i) A form of Amended and Restated Declaration of Trust of BSC II, to be entered into among the Company, the trustees of BSC II named therein, and the holders, from time to time, of undivided beneficial interests in BSC II (the "BSC II Declaration");

         (j) A form of Amended and Restated Declaration of Trust of BSC III, to be entered into among the Company, the trustees of BSC III named therein, and the holders, from time to time, of undivided beneficial interests in BSC III (the "BSC III Declaration");

         (k) A certificate of good standing for each of BSC I, BSC II and BSC III, obtained from the Secretary of State.


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Boston Scientific Corporation                                       April 2 1999
BSC Capital Trust                                                   Page 3
BSC Capital Trust II
BSC Capital Trust III


         Initially capitalized terms used herein and not otherwise defined are used as defined in the BSC I Declaration, the BSC II Declaration, or the BSC III Declaration, as applicable.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (k) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that each of the BSC I Declaration, the BSC II Declaration and the BSC III Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of BSC I, BSC II and BSC III, respectively, and that the BSC I Declaration, the BSC II Declaration, the BSC III Declaration, the BSC I Certificate, the BSC II Certificate and the BSC III Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraphs 1, 4 and 7 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that no action has been taken to dissolve or terminate BSC I, BSC II or BSC III, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) the receipt by each Person to whom a BSC I Preferred Security is to be issued by BSC I (collectively, the "BSC I Preferred Security Holders") of a


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Boston Scientific Corporation                                       April 2 1999
BSC Capital Trust                                                   Page 4
BSC Capital Trust II
BSC Capital Trust III


certificate in the form attached as Exhibit E to the BSC I Declaration evidencing ownership of such BSC I Preferred Security in the name of such Person and the payment for the BSC I Preferred Security acquired by it, in accordance with the BSC I Declaration and the Registration Statement, (viii) the receipt by each Person to whom a BSC II Preferred Security is to be issued by BSC II (collectively, the "BSC II Preferred Security Holders") of a certificate in the form attached as Exhibit E to the BSC II Declaration evidencing ownership of such BSC II Preferred Security in the name of such Person and the payment for the BSC II Preferred Security acquired by it, in accordance with the BSC II Declaration and the Registration Statement, (ix) the receipt by each Person to whom a BSC III Preferred Security is to be issued by BSC III (collectively, the "BSC III Preferred Security Holders") of a certificate in the form attached as Exhibit E to the BSC III Declaration evidencing ownership of such BSC III Preferred Security in the name of such Person and the payment for the BSC III Preferred Security acquired by it, in accordance with the BSC III Declaration and the Registration Statement, and (x) that the BSC I Preferred Securities are issued and sold to the BSC I Preferred Security Holders in accordance with the BSC I Declaration and the Registration Statement, that the BSC II Preferred Securities are issued and sold to the BSC II Preferred Security Holders in accordance with the BSC II Declaration and the Registration Statement, and that the BSC III Preferred Securities are issued and sold to the BSC III Preferred Security Holders in accordance with the BSC III Declaration and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. This opinion is expressed only as of the date hereof and is rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect. We disclaim any undertaking to advise you of any subsequent changes in the facts or in the applicable law.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. BSC I has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. ss.3801, et seq.


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Boston Scientific Corporation                                       April 2 1999
BSC Capital Trust                                                   Page 5
BSC Capital Trust II
BSC Capital Trust III



         2. The BSC I Preferred Securities, when issued in accordance with the BSC I Declaration and the Registration Statement, will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of BSC I.

         3. The BSC I Preferred Security Holders, as beneficial owners of BSC I, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the BSC I Capital Security Holders may be obligated to make payments as set forth in the BSC I Declaration.

         4. BSC II has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. ss.3801, et seq.

         5. The BSC II Preferred Securities, when issued in accordance with the BSC II Declaration and the Registration Statement, will represent valid and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable undivided beneficial interests in the assets of BSC II.

         6. The BSC II Preferred Security Holders, as beneficial owners of BSC II, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the BSC II Preferred Security Holders may be obligated to make payments as set forth in the BSC II Declaration.

         7. BSC III has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. ss.3801, et seq.

         8. The BSC III Preferred Securities, when issued in accordance with the BSC III Declaration and the Registration Statement, will represent valid and, subject to the qualifications set forth in paragraph 9 below, fully paid and nonassessable undivided beneficial interests in the assets of BSC III.

         9. The BSC III Preferred Security Holders, as beneficial owners of BSC III, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the BSC III Preferred Security Holders may be obligated to make payments as set forth in the BSC III Declaration.


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Boston Scientific Corporation                                       April 2 1999
BSC Capital Trust                                                   Page 6
BSC Capital Trust II
BSC Capital Trust III


         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                   Very truly yours,

                                   /s/ Prickett, Jones, Elliott & Kristol


TAM/nmh